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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                               September 18, 2001
                       (Date of earliest event reported)


                              RUSSELL CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Alabama
                 (State or other jurisdiction of incorporation)


               0-1790                                    63-0180720
        (Commission File No.)                 (IRS Employer Identification No.)

   3330 Cumberland Blvd., Suite 800                  30330 (Atlanta, GA)
          Atlanta, Georgia

                and                                         and

           755 Lee Street
       Alexander City, Alabama                    35011 (Alexander City, AL)
(Address of principal executive offices)                (Zip Code)


                                 (256) 500-4000
              (Registrant's telephone number, including area code)
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FORWARD LOOKING INFORMATION

         This Current Report on Form 8-K contains certain statements that describe the Company's beliefs concerning future business conditions and prospects, growth opportunities and the outlook for the Company based upon information currently available. Wherever possible, the Company has identified these "forward-looking" statements (as defined in Section 21E of the Securities and Exchange Act of 1934) by words such as "anticipates," "believes," "intends," "estimates," "expects," "projects" and similar phrases. These forward-looking statements are based upon assumptions the Company believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause the Company's actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including among other matters, the ability of the Company to complete its additional restructuring program within the parameters outlined for such program; the ability of the Company to successfully negotiate amendments to its current debt agreements on appropriate terms; the ability to effect the restructuring within the projected time frame in line with expected savings; significant competitive activity, including promotional and price competition; currency exchange rates; interest rates; wage increases; increases in raw material and energy costs; changes in customer demand for the Company's products; inherent risks in the market place associated with new products and new product lines, including uncertainties about trade and consumer acceptance; currency fluctuations, exchange controls, market disruptions and other effects resulting from the terrorist attacks on New York and Washington and actions by the United States and other governments in reaction thereto; and other disruptions and other risk factors listed from time to time in the Company's SEC reports and announcements. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

Item 5.  Other Events.

         In its Quarterly Report on Form 10-Q for the quarter ended July 1, 2001, Russell Corporation (the "Company") announced that it had obtained agreements from the parties to the Company's affected debt agreements to waive compliance with the applicable covenants under the Company's principal long-term debt agreements as of July 1, 2001, until September 17, 2001. During the second quarter of 2001, charges associated with the expansion of the Company's ongoing restructuring plan caused the Company's ratio of long-term debt to total capitalization to exceed the ratio permitted under the Company's principal long-term debt agreements as of July 1, 2001. These waivers were also obtained to allow the Company to receive an additional $75 million in seasonal bridge financing for its peak working capital requirements which traditionally occur during the bridge loan period.
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         The Company and the parties to such affected debt agreements have reached an agreement to further extend the waivers under the Company's outstanding long-term debt agreements to early in the first quarter of 2002, by which time the Company anticipates having completed negotiating with its lenders to further amend the covenants in its principal long-term debt agreements to reflect the effect of the additional restructuring charges on the Company's future operating results and financial condition. Until then, such waivers will continue to be in effect, provided that during such period the Company secures most of its outstanding debt by effecting a pledge of substantially all of its assets (including meeting certain interim deadlines with respect to effecting such pledges and obtaining any required shareholder approval). Because the current waivers do not extend beyond the next twelve months, the Company will continue to classify its principal debt facilities as current liabilities.
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                                  SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                  RUSSELL CORPORATION
                                                     (Registrant)



Date: September 18, 2001               By  /s/ Robert D. Martin
                                         ---------------------------------------
                                                     Robert D. Martin
                                             Senior Vice President and Chief
                                                     Financial Officer